UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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☐ Soliciting Material Pursuant to §240.14a-12
Corning Natural Gas Corporation

(Name of Registrant as Specified In Its Charter)

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330 West William Street, Corning, New York  14830

February 27, 2009

Dear Fellow Shareholders:

You are cordially invited to attend the 2009 annual meeting of shareholders of Corning Natural Gas Corporation on April 7, 2009, starting at 10:00 a.m. local time at our offices at 330 West William Street, Corning, New York 14830.

As more fully described in the attached notice of annual meeting and the accompanying proxy statement, the principal business to be addressed at the meeting is the election of directors.  Our management team will also discuss our business and will be available to respond to your questions.

Your vote is important to us. Whether or not you plan to attend the annual meeting, please return the enclosed proxy card as soon as possible to ensure your representation at the meeting.  You may choose to vote in person at the annual meeting even if you have returned a proxy card.

On behalf of the directors and management of Corning Natural Gas Corporation, I would like to thank you for your support and confidence and look forward to seeing you at the meeting.

Sincerely,
Michael I. German
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 7, 2009

To the Shareholders of Corning Natural Gas Corporation:

The annual meeting of shareholders of Corning Natural Gas Corporation, a New York corporation, will be held on April 7, 2009, at 10:00 a.m. local time at 330 West William Street, Corning, New York 14830, for the following purposes:

1.	To elect seven directors to serve for a one year term until the next annual meeting or until their successors are duly elected and qualified; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Only shareholders of record at the close of business on February 16, 2009 are entitled to vote at the annual meeting.

All shareholders are cordially invited to attend the meeting in person.  However, to insure your representation at the meeting, please sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for your convenience.  Any shareholder attending the meeting may vote in person even if he or she has returned a proxy card.

By Order of the Board of Directors,
Stanley G. Sleve
Vice President – Administration and Corporate Secretary

CORNING NATURAL GAS CORPORATION

PROXY STATEMENT
__________

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 7, 2009

This proxy statement and our annual report for the fiscal year ending September 30, 2008 are available on our website at www.corninggas.com.

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by our board of directors to be used at our 2009 annual meeting of shareholders to be held on April 7, 2009, and any postponements or adjournments of the meeting.

This proxy statement and the accompanying president’s letter, notice and proxy card, together with our annual report to shareholders for the year ended September 30, 2008, are being sent to our shareholders beginning on or about March 9, 2009.

QUESTIONS and ANSWERS

Q:	When and where is the annual meeting?
A:	Our 2009 annual meeting of shareholders will be held on April 7, 2009, at 10:00 a.m. local time at our offices at 330 West William Street, Corning New York, 14830.

Q:	What are shareholders voting on?
A:	Election of seven directors – Henry B. Cook, Jr., Michael I. German, Ted W. Gibson, Gregory J. Osborne, Stephen G. Rigo, Thomas J. Smith and George J. Welch.

If a permissible proposal other than the election of directors is presented at the annual meeting, your signed proxy card gives authority to Stanley G. Sleve, our vice president – administration and corporate secretary, and Firouzeh Sarhangi, our chief financial officer and treasurer, to vote on any such additional proposal.  We are not aware of any additional proposals to be voted on at the meeting.

Q:	Who is entitled to vote?
A:
Our record date for the annual meeting is February 16, 2009.  Therefore, only holders of our common stock as of the close of business on February 16, 2009 are entitled to vote.  Each share of common stock is entitled to one vote at the meeting.

Q:	How do shareholders vote?
A:
Sign and date each proxy card you receive and return it in the prepaid envelope.  If you do not mark any selections, your proxy card will be voted in favor of the proposal.  You have the right to revoke your proxy at any time before the meeting by:

•     notifying our corporate secretary,
•     voting in person, or
•     returning a later-dated proxy.

If you return your signed proxy card, but do not indicate your voting preferences, Stanley G. Sleve and Firouzeh Sarhangi will vote FOR the nominated directors on your behalf.

Q:	Who will count the vote?
A:
Representatives of our transfer agent, Registrar and Transfer Company, will tabulate the votes.  Marie Husted and Kathy Rounds are Corning’s election inspectors and will be responsible for reviewing the vote count.

Q:	What shares are included on the proxy card and what does it mean if a shareholder gets more than one proxy card?
A:
The number of shares printed on your proxy card(s) represents all your shares.  Receipt of more than one proxy card means that your shares are registered differently and are in more than one account.  Sign and return all proxy cards to ensure that all your shares are voted.

Q:	What constitutes a quorum?
A:
As of the record date 821,000 shares of our common stock were outstanding.  A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for adopting a proposal at the annual meeting.  If you submit a properly executed proxy card, then you will be considered part of the quorum.  If you are present or represented by a proxy at the annual meeting and you abstain, your abstention will have the same effect as a vote against the proposal.  “Broker non-votes” will not be part of the voting power present, but will be counted to determine whether or not a quorum is present.  A “broker non-vote” occurs when a broker holding stock in “street name” indicates on the proxy that it does not have discretionary authority to vote on a particular matter.

Q:	Who can attend the annual meeting?
A:	All shareholders as of the record date, February 16, 2009, can attend.

Q:	What percentage of stock are the directors, and executive officers entitled to vote at the annual meeting?
A:	Together, they own 294,779 shares of our common stock, or approximately 35.9% of the stock entitled to vote at the annual meeting. (See pages 17 and 18 for more details.)

Q:	Who are our largest principal shareholders?
A:
The Gabelli Group beneficially owns 159,000 shares of our common stock, or 19.4% of the stock entitled to vote at the annual meeting, and Michael I. German, our president and chief executive officer, owns 132,240 shares of our common stock, or 16.1% of the stock entitled to vote at the annual meeting.

Q:	When is a shareholder proposal due for the next annual meeting?
A:
In order to be considered for inclusion in next year’s proxy statement, shareholder proposals must be submitted in writing by October 24, 2009, to Stanley G. Sleve, Corporate Secretary, Corning Natural Gas Corporation, 330 West William Street, Corning, New York 14830, and must be in accordance with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act).  (See page 18 for more details.)

PROPOSAL
ELECTION OF DIRECTORS

At the annual meeting, seven directors are to be elected to hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified.

Nominees for election this year are Henry B. Cook, Jr., Michael I. German, Ted W. Gibson, Gregory J. Osborne, Stephen G. Rigo, Thomas J. Smith and George J. Welch.  Each has consented to serve until the next annual meeting or until his successor is duly elected and qualified. Information about the directors is included under “Board of Directors” below.

If any director to be elected by you is unable to stand for re-election, the board may, by resolution, provide for a lesser number of directors or designate a substitute.  In the latter event, shares represented by proxies may be voted for a substitute director.

The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy at the annual meeting is needed to elect directors.

The board of directors recommends that you vote FOR Mr. Cook, Mr. German, Mr. Gibson, Mr. Osborne, Mr. Rigo, Mr. Smith and Mr. Welch.

BOARD OF DIRECTORS

The nomination of each of the nominees listed below to serve for a one year term was approved by the board.

The names, ages, positions, business experience and principal occupations and employment of each director nominee is below.

Name	Age	Position	Director Since
Henry B. Cook, Jr.	61	Director	2007
Michael I. German	58	President, Chief Executive Officer and Director	2006
Ted W. Gibson	66	Director	2006
Gregory J. Osborne	30	Director Nominee	Nominee
Stephen G. Rigo	62	Director	2007
Thomas J. Smith	64	Director	2006
George J. Welch	63	Director	2007

Henry B. Cook, Jr. has served as a director since May 2007.  He is the president of Triple Cities Acquisition, LLC, a heavy truck parts and vehicle dealer, and Roadwolf Transportation Products, LLC, an importer of heavy duty truck parts.  He is not related to Matthew J. Cook, our vice president – operations.

Michael I. German has served as our president, chief executive officer and director since December 2006. Prior to joining Corning, he was senior vice president, utility operations for Southern Union Company from 2005 to 2006 where he was responsible for gas utility operations in Missouri, Pennsylvania, Rhode Island and Massachusetts.  From 1994 to 2005, Mr. German held several senior positions at Energy East Corporation, at the time a publicly-held energy services and delivery company, including president of several utilities.  Mr. German is a board member of the American Gas Association.

Ted W. Gibson has been a director since November 2006.  He serves as the chief executive officer of Classic City Mechanical, an underground utility business.  Mr. Gibson is also a corrosion specialist in the National Association of Corrosion Engineers and a graduate of the Georgia Institute of Technology – Mechanical Engineer.

Gregory J. Osborne is a director nominee.  He has been president and chief operating officer of John D. Oil and Gas Company, a publicly-held oil and gas exploration company since April 2006 and a director of John D. Oil and Gas since February 2006.  From 2003 until 2006, he was president of Great Plains Exploration LLC, an oil and gas exploration company based in Mentor, Ohio that owns and operates oil and gas wells. From 2001 until joining Great Plains, he served as executive vice president of Orwell Natural Gas Company, a regulated gas public utility company operating in Ohio.  He also serves as a trustee of the Ohio Oil and Gas Association.  He is the son of Richard M. Osborne, our chairman of the board.  Richard Osborne is not standing for re-election to the board of directors at the annual meeting.

Stephen G. Rigo has served as a director since May 2007.  Since 2007, he has been executive vice president of two Ohio regulated intrastate gas pipeline companies, Orwell-Trumbell Pipeline Co., LLC and Cobra Pipeline Co., Ltd.  Mr. Rigo’s responsibilities include new business acquisitions, commodity pricing and purchasing, management of regulatory affairs, and corporate administration.  From 2002 to 2007, he was employed by Orwell Natural Gas Company, a local natural gas distribution company, in various positions including president and executive vice president. His business career spans over 25 years in the energy industry including upper management positions with The Standard Oil Company and BP America.

Thomas J. Smith has served as a director since December 2006.  Mr. Smith has served as vice president and chief financial officer of Energy West Incorporated, a publicly-held natural gas utility, since November 2007 and was interim president of Energy West from August 2007 until November 2007.  Mr. Smith has also been a director of Energy West since 2003.  Since 2003, Mr. Smith has served as president, treasurer and secretary of Orwell Natural Gas Company and Northeast Ohio Natural Gas Corporation, local natural gas distribution companies located in Mentor, Ohio.  From 1998 through 2006, Mr. Smith was president and chief operating officer of John D. Oil and Gas Company, a publicly-held oil and gas exploration company.  Mr. Smith remains a director of John D. Oil and Gas.

George J. Welch has served as a director since May 2007. He is a partner in the law firm of Welch & Zink in Corning, New York.  Mr. Welch’s practice concentrates on business transactions and real estate. He is currently an active director and member of many community organizations, including a local economic development organization, a community foundation and PaneLogic, Inc., a provider of control system integration services.

Director Independence

The board of directors has determined and confirmed that each of Mr. Henry Cook, Mr. Gibson, Mr. Rigo, Mr. Smith and Mr. Welch do not have a material relationship with Corning that would interfere with the exercise of independent judgment and are independent as defined by the applicable laws and regulations and the listing standards of the New York Stock Exchange.

Director Compensation

On April 1, 2008, the board of directors agreed to increase the compensation for all board members from 50 shares of our restricted common stock for each quarter of service as a director to 150 shares of our restricted common stock for each quarter of service as a director.  The shares awarded will become unrestricted upon a director leaving the board.  Directors who also serve as officers of Corning are not compensated for their service as directors.  In fiscal 2008, directors received compensatory shares for service from January 2007 through March 2008.  Directors have not yet received compensatory shares for service after March 2008.  Information regarding shares of restricted stock awarded to directors in fiscal 2008 is summarized below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Henry B. Cook, Jr.	—	3,280	—	3,280
Ted W. Gibson	—	4,100	—	4,100
Stephen G. Rigo	—	3,280	—	3,280
Richard M. Osborne	—	4,100	—	4,100
Thomas J. Smith	—	4,100	—	4,100
George J. Welch	—	3,280	—	3,280

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission (the SEC) initial reports of ownership and reports of changes in ownership of our common stock.  Our officers, directors and greater than 10% shareholders are required by the SEC to furnish us with copies of all Section 16(a) forms they file.  In the last fiscal year, Matthew Cook did not timely file a Form 3 upon his appointment as our vice president of operations.  Based solely on review of copies of reports furnished to us or written representations that no reports were required, we believe that all other Section 16(a) filing requirements were met in the last fiscal year.

Attendance of the Board of Directors at Meetings

The board of directors met seven times in the last fiscal year.  All members of the board of directors participated in at least 75% of all board of directors and applicable committee meetings in the last fiscal year.

Corning strongly encourages members of the board of directors to attend annual meetings of shareholders.  All members of the board of directors attended the 2008 annual meeting of shareholders held on April 1, 2008.

Compensation Committee

The compensation committee was composed of Mr. Gibson, Mr. Richard Osborne and Mr. Rigo in the last fiscal year.  The compensation committee oversees Corning’s executive compensation program.  In this role, the committee reviews and approves, or recommends for approval by the full board, the compensation that is paid or awarded to our executive officers.  The goal of our compensation committee is to ensure that the total compensation paid to our executive officers and significant employees is fair, reasonable and competitive. The committee also administers our 2007 Stock Option Plan.  The committee met once in the last fiscal year.  The committee does not have a written charter.

Corporate Governance and Community Relations Committee

The corporate governance and community relations committee is composed of Mr. Henry Cook, Mr. German, Mr. Gibson, and Mr. Welch. The committee met once in the last fiscal year.  The committee is responsible for developing corporate governance principles and practices, considering corporate governance issues, administering our related person transaction policy and assisting the board in the company’s compliance with our code of business conduct and ethics.

Nominating Committee

The nominating committee was composed of Mr. German, Mr. Richard Osborne, Mr. Smith and Mr. Welch in the last fiscal year.  The committee met once in the last fiscal year.  The committee does not have a written charter.

To the extent there are any vacancies on the board or should the nominating committee determine not to re-nominate an incumbent director for election to the board, our president and chief executive officer and our chairman of the board generally will identify a qualified candidate for the committee’s consideration. Director nominees are approved by the nominating committee and recommended to the full board for their approval.  Nominees are not required to possess specific skills or qualifications, however, nominees are recommended and approved based on various criteria including relevant skills and experience, personal integrity and ability and willingness to devote their time and efforts to Corning.  Qualified nominees are considered without regard to age, race, color, sex, religion, disability or national origin.  We do not use a third party to locate or evaluate potential candidates for director.

The committee considers nominees recommended by shareholders according to the same criteria. A shareholder desiring to nominate a director for election at our 2009 annual meeting of shareholders must deliver a notice to our corporate secretary at our principal executive office no earlier than ninety days, and no later than sixty days before the annual meeting.  The notice must include as to each person whom the shareholder proposes to nominate for election or re-election as director:

●	the name, age, business address and residence address of the person,

●	the principal occupation or employment of the person,

●	the written consent of the person to being named in the proxy as a nominee and to serving as a director,

●	the class and number of our shares of stock beneficially owned by the person, and

●	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of director pursuant to Rule 14a under the Exchange Act;

and as to the shareholder giving the notice

●	the name and record address of the shareholder, and

●	the class and number of our shares beneficially owned by the shareholder.

We may require any proposed nominee to furnish additional information reasonably required by us to determine the eligibility of the proposed nominee to serve as our director.

Shareholder Communications with Directors

A shareholder who wishes to communicate directly with the board, a committee of the board or with an individual director, should send the communication to

Corning Natural Gas Corporation
Board of Directors [or committee name or director’s name, as appropriate]
330 West William Street
Corning, New York 14830

We will forward all shareholder correspondence about Corning to the board, committee or individual director, as appropriate.

Code of Business Conduct and Ethics

Corning has a Code of Business Conduct and Ethics that applies to all employees, including our chief executive officer and our chief financial officer who also serves as our principal accounting officer.  This code is available on our website at www.corninggas.com.  Any amendments or waivers to the code that apply to our chief executive officer or chief financial officer will be promptly disclosed to our shareholders.

AUDIT COMMITTEE REPORT

In accordance with its written charter that was approved and adopted by our board, our audit committee assists the board in fulfilling its responsibility of overseeing the quality and integrity of our accounting, auditing and financial reporting practices.  A copy of the audit committee charter is available on our website at www.corninggas.com.  The audit committee is directly responsible for the appointment of Corning’s independent public accounting firm and is charged with reviewing and approving all services performed for us by the independent accounting firm and for reviewing the accounting firm’s fees.  The audit committee reviews the independent accounting firm’s internal quality control procedures, reviews all relationships between the independent accounting firm and Corning in order to assess the accounting firm’s independence, and monitors compliance with our policy regarding non-audit services, if any, rendered by the independent accounting firm.  In addition, the audit committee ensures the regular rotation of the lead audit partner.  The audit committee reviews management’s programs to monitor compliance with our policies on business ethics and risk management.

The audit committee is comprised of Mr. Smith, the committee’s chairman, Mr. Henry Cook, Mr. Rigo and Mr. Welch.  The committee met six times in the last fiscal year.  Mr. Smith, Mr. Cook, Mr. Rigo and Mr. Welch are “independent directors” as defined in the New York Stock Exchange listing standards.  In addition, each member of the audit committee is able to read and understand financial statements, including balance sheets, income statements and cash flow statements. The board has determined that Mr. Smith meets the qualifications for designation as a financial expert as defined in SEC rules through his experience as the chief financial officer of Energy West, Incorporated, a publicly-held company.  The audit committee reviews and reassesses its charter as needed from time to time and will obtain the approval of the board for any proposed changes to its charter.

The audit committee oversees management’s implementation of internal controls and procedures for financial reporting designed to ensure the integrity and accuracy of our financial statements and to ensure that we are able to timely record, process and report the information required for public disclosure.  In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements with management and Rotenberg & Co. LLP, our independent accounting firm.  The audit committee also discussed with Rotenberg & Co. the matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”  The audit committee reviewed with Rotenberg & Co., which is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States, its judgment as to the quality, not just the acceptability, of our accounting principles and other matters as are required to be discussed with the audit committee pursuant to generally accepted auditing standards.

In discharging its oversight responsibility as to the audit process, the audit committee obtained from our independent accounting firm a formal written statement describing all relationships between the independent accounting firm and us that might bear on the accounting firm’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the accounting firm any relationships that may impact its objectivity and independence.  In considering the accounting firm’s independence, the audit committee also considered whether the non-audit services performed by the accounting firm on our behalf were compatible with maintaining the independence of the accounting firm.

In reliance upon (1) the audit committee’s reviews and discussions with management and Rotenberg & Co., (2) management’s assessment of the effectiveness of our internal control over financial reporting, and (3) the receipt of an opinion from Rotenberg & Co., dated December 11, 2008, stating that the Corning’s financial statements for the year ended September 30, 2008 are presented fairly, in all material respects, in conformity with U.S. generally accepted accounting principles, the audit committee recommended to our board that these audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, for filing with the SEC.

Audit Committee

Thomas J. Smith, Chairman
Henry B. Cook, Jr.
Stephen G. Rigo
George J. Welch

Principal Accounting Firm Fees and Services

The following is a summary of the aggregate fees billed to us for the fiscal years ended September 30, 2008 and 2007, by our independent registered public accounting firm, Rotenberg & Co. LLP, Certified Public Accountants of Rochester, New York.

	2008	2007
Audit Fees	$84,000	$84,000
Audit-Related Fees	—	—
Tax Fees	$16,000	$16,000
All Other Fees	$11,000	$11,000
Total	$111,000	$111,000

Audit Fees. These are fees for professional services rendered by Rotenberg & Co. for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-Q, and services that are typically rendered in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. There were no fees billed by Rotenberg & Co. for audit-related fees for the fiscal years ended September 30, 2008 and 2007.

Tax Fees. These are fees for professional services rendered by Rotenberg & Co. with respect to tax compliance, tax advice and tax planning.  These services include the review of tax returns and consulting on tax planning matters.

All Other Fees. These are fees for the audit of our pension plan and the review of our internal controls and corporate governance.  There were no fees billed by Rotenberg & Co. for other services not described above for the fiscal years ended September 30, 2008 and 2007.

The audit committee authorized the payment by us of the fees billed to us by Rotenberg & Co. in fiscal 2008 and 2007.  The decision to engage Rotenberg & Co. LLP was approved by the audit committee.  The audit committee has considered whether the provision of non-audit services is compatible with maintaining Rotenberg & Co. LLP’s independence. In fiscal 2008 and 2007, Rotenberg & Co. had no direct or indirect financial interest in Corning in the capacity of promoter, underwriter, voting director, officer or employee.

Representatives of Rotenberg & Co. will attend the annual meeting to answer appropriate questions and make statements if they desire.

EXECUTIVE OFFICERS

The names, ages, positions and certain other information concerning our current executive officers and significant employees is set forth below.

Name	Age	Position

Michael I. German*	58	President, Chief Executive Officer and Director
Firouzeh Sarhangi	50	Chief Financial Officer and Treasurer
Stanley G. Sleve	59	Vice President – Administration and Corporate Secretary
Matthew J. Cook	47	Vice President – Operations
Russell S. Miller	46	Director of Gas Supply and Marketing
______________
* Biographical information for Mr. German can be found under “Board of Directors.”

Firouzeh Sarhangi was appointed as chief financial officer and treasurer of Corning in 2006. From February 2004 until her appointment as CFO, she served as vice president – finance of Corning.   Previously, she was president of Corning’s Tax Center International (TCI) subsidiary, a company she founded and operated until Corning purchased TCI in 1998. Ms. Sarhangi has twenty-four years of public accounting experience.

Stanley G. Sleve serves as our vice president – administration and corporate secretary.  He joined Corning in January 1998 and has overseen a variety of corporate operations.  He is currently responsible for customer service, facilities management, human resources, information technology and community relations.

Matthew J. Cook joined Corning in February 2008 as vice president – operations. Mr. Cook has 14 years of  natural gas utility experience.  From 2000 until joining Corning, Mr. Cook was employed by Mulcare Pipeline Solutions, a supplier of products and services to the natural gas industry, in various position including sales manager and technical specialist. Previously, Mr. Cook served as operations engineer and gas engineer of New York State Electric and Gas.  He is not related to our director, Henry B. Cook, Jr.

Russell S. Miller rejoined Corning as our director of gas supply and marketing in June 2008.  From 1987 through 2004 he was employed by us in various positions including vice president – operations, gas supply manager and mapping technician. From 2006 until rejoining Corning, he was employed by International Business Machines Corp., or IBM, as energy distribution manager where he managed a team of energy buyers.  From 2004 through 2006, he was employed as an industrial account manager for Sprague Energy Corp. located in Portsmouth, New Hampshire.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation paid by us to our chief executive officer, chief financial officer, and our most highly compensated executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(2) ($)	Total ($)
Michael I. German, President and Chief Executive Officer	2008	150,000	—	187,933	26,644	3,375	367,952
	2007	118,269	—	39,367	—	—	157,636
Firouzeh Sarhangi, Chief Financial Officer and Treasurer	2008	113,263	—	4,754	16,377	3,198	137,592
	2007	111,320	—	—	16,192	3,340	130,852
Stanley G. Sleve, Vice President – Administration and Corporate Secretary	2008	100,790	—	4,754	26,721	3,024	135,289
	2007	97,290	—	—	19,163	2,919	119,372

(1) Amounts represent the FAS 123(R) compensation expense recognized on outstanding stock option awards.  The compensation expense is spread over the vesting period on outstanding stock option awards made during 2008, 2007 and prior years.  We use the Black-Scholes option pricing model to estimate compensation cost for stock option awards.  The assumptions used in the model were (1) expected term of 3.35 years for each option, (2) dividend yield of 0.0%, (3) expected price volatility of 36.62, and (4) a risk-free interest rate of 4.53%

(2) The amounts reported include 401(k) matching contributions by Corning in fiscal 2008 of $3,375 for Mr. German, $3,198 for Ms. Sarhangi and $3,024 for Mr. Sleve and in 2007 of $3,340 for Ms. Sarhangi and $2,919 for Mr. Sleve.

Mr. German’s Employment Agreement

Pursuant to his employment agreement dated November 30, 2006, Mr. German will serve as president and chief executive officer of Corning for a period of three years, with an automatic renewal for successive one year periods thereafter. Mr. German received 75,000 options to purchase common stock of Corning for a price of $15.00 per share under our 2007 Stock Plan pursuant to the terms of the agreement. The employment agreement provides termination payments to Mr. German in the event of a change in control of Corning or other termination of his employment without cause, as are defined in the employment agreement.  The employment agreement also contains standard confidentiality, non-competition and non-solicitation provisions for a period including Mr. German’s employment and the twelve months immediately following the date of the termination of his employment.

None of our other executive officers have employment, termination or change-in-control agreements.

Benefit Plans

We provide competitive welfare and retirement benefits to our executive officers as an important element of their compensation packages.  Our executives receive medical and dental coverage, life insurance, disability coverage and other benefits on the same basis as our other employees. Our executives are also eligible to participate in our employee savings and pension plans.

Corning Natural Gas Corporation Employees Savings Plan.  All employees of Corning who work for more than 1,000 hours per year and who have completed one year of service may enroll in the savings plan at the beginning of each calendar quarter.  Under the savings plan, participants may contribute up to the maximum limits established by the Internal Revenue Service guidelines of their wages each year.  Corning will match one-half of the participant’s contributions up to a total company contribution of 3% of the participant’s wages.  Matching contributions vest in the participants at a rate of 20% per year and become fully vested after five years. All participants may select one of ten investment plans, or a combination thereof, for their account. Distribution of amounts accumulated under the savings plan occurs upon the termination of employment or death of the participant.  The savings plan also contains loan and hardship withdrawal provisions.

Pension Plan. We maintain a defined benefit pension plan, the Retirement Plan for Salaried and Non-Union Employees of Corning Natural Gas Corporation, that covers substantially all of our employees.  We make annual contributions to the plan equal to amounts determined in accordance with the funding requirements of the Employee Retirement Security Act of 1974.  The benefit payable to non-union employees under this pension plan is calculated based upon the employee’s average salary for the four consecutive years of highest compensation with the company.  The compensation covered by the pension plan includes only base salary, identified in the summary compensation table as “salary.”

Outstanding Equity Awards at Fiscal Year End

The following table summarizes information with respect to the stock options held by our most highly compensated executive officers as of the end of the past fiscal year.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date
Michael I. German	—	15,000	17.00	9/23/2013(1)
	45,000	25,000	15.00	11/05/2011(2)
Firouzeh Sarhangi	—	1,000	17.00	9/23/2013(3)
Stanley G. Sleve	—	1,000	17.00	9/23/2013(3)

(1) The option is exercisable as follows: 1/3 of the shares on 9/23/2009; 1/3 of the shares on 9/23/2010; and 1/3 of the shares on 9/23/2011.

(2) The option is exercisable as follows: 1/3 of the shares on 11/5/2007; 1/3 of the shares on 11/5/2008; and 1/3 of the shares on 11/5/2009.

(3) The option is exercisable on 9/23/2009.

Equity Compensation Plan Information

The Corning Natural Gas Corporation 2007 Stock Plan provides for the issuance of 121,432 shares of our common stock.  Beginning in 2008 and continuing for a period of nine years, on the day of each annual meeting of shareholders, the total maximum number of shares available for issuance will automatically increase to the number of shares equal to 15% of the shares outstanding.  As of September 30, 2008, there were 89,000 options outstanding and the maximum number of shares available for future grants under the plan was 27,432.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	89,000	$15.43	27,432
Equity compensation plans not approved by security holders	—	—	—

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of February 16, 2009, information regarding the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our stock, each director, each director nominee, each executive officer, and all our directors and executive officers as a group.

	Common Stock
Names and Address(1)(2)	Shares	Right to Acquire(3)	Total	Percentage
The Gabelli Group(4) One Corporate Center Rye, NY 10580	159,000	52,290	195,603	24.2%
Michael I. German(5)	132,240	82,064	201,685	22.6%
Richard M. Osborne(6)	119,382	14,000	129,182	15.5%
Mitchell Partners, L.P.(7) 3187-D Airway Avenue Costa Mesa, CA 92626	51,034	24,712	68,332	8.2%
Ted W. Gibson(8)	26,585	17,500	38,835	4.7%
Henry B. Cook, Jr.(9)	5,470	3,549	7,954	*
Firouzeh Sarhangi(10)	4,776	1,672	5,946	*
George J. Welch(11)	3,262	1,072	4,012	*
Stanley G. Sleve(12)	2,614	1,020	3,328	*
Thomas J. Smith(13)	250	—	250	*
Stephen G. Rigo(14)	200	—	200	*
Gregory J. Osborne	—	—	—	*
All directors, director nominees and executive officers as a group (11 individuals)	294,779	120,877	391,392	42.7%

* Less than 1 percent

(1)	Unless otherwise indicated, we believe that all persons named in the table have sole investment and voting power over the shares of common stock owned.

(2)	Unless otherwise indicated, the address of each beneficial owner is c/o Corning Natural Gas Corporation, 330 West William Street, Corning, New York 14830.

(3)
Shares of common stock the beneficial owner has the right to acquire through stock options or warrants that are or will become exercisable within 60 days.  One warrant will purchase 0.7 of a share of common stock.

(4)
Includes 120,000 shares of common stock and 41,790 warrants to purchase 29,253 shares of common stock held by Gabelli Funds, LLC and 31,000 shares and 10,500 warrants to purchase 7,350 shares of common stock held by Teton Advisors, Inc.  Each of Gabelli Funds and Teton Advisors has sole voting and dispositive power over the shares of common stock held by it.  Based solely on information in Amendment No. 7 to Schedule 13D filed with the SEC on August 14, 2008.

(5)
Includes (1) 4,488 shares of common stock owned by Mr. German’s sons, (2) 40,000 options to purchase common stock and (3) 42,064 warrants to purchase 29,445 shares of common stock.  10,000 shares of common stock and 7,000 warrants are owned jointly by Mr. German and two other individuals.  Mr. German disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(6)
Includes 250 shares of restricted stock and 14,000 warrants to purchase 9,800 shares of common stock.  The restricted stock is held by Mr. Richard Osborne individually.  All other shares of common stock and all warrants are owned by the Richard M. Osborne Trust, an Ohio trust of which Mr. Richard Osborne is the sole trustee.

(7)	Includes 24,712 warrants to purchase 17,298 shares of common stock. Based solely on information in the Schedule 13G filed with the SEC on September 13, 2007.

(8)	Includes 250 shares of restricted stock and 17,500 warrants to purchase 12,250 shares of common stock.

(9)	Includes 200 shares of restricted stock and 3,549 warrants to purchase 2,484 shares of common stock.

(10)	Includes 1,672 warrants to purchase 1,170 shares of common stock.

(11)
Includes 200 shares of restricted stock and 1,072 warrants to purchase 750 shares of common stock.  3,062 shares of common stock and all warrants are beneficially owned by Vincent J. Welch Trust, of which Mr. Welch is one of three trustees having voting and investment powers.

(12)	Includes 1,020 warrants to purchase 714 shares of common stock.

(13)	Includes 250 shares of restricted stock.

(14)	Includes 200 shares of restricted stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We did not participate in any transactions with related persons that are required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Exchange Act in the last fiscal year.

SHAREHOLDER PROPOSALS

A shareholder intending to present a proposal to be included in our proxy statement for our 2010 annual meeting of shareholders must deliver a proposal, in accordance with the requirements of Rule 14a-8 under the Exchange Act, to our corporate secretary at our principal executive office no later than October 24, 2009.  A shareholder’s notice to the corporate secretary must set forth as to each matter the shareholder proposes to bring before the meeting

●	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,

●	the name and record address of the shareholder proposing such business,

●	the number of shares of our common stock that are beneficially owned by the shareholder, and

●	any material interest of the shareholder in such business.

A shareholder may also present a proposal directly to our shareholders at the annual meeting. However, if we do not receive notice of the shareholder proposal prior to the close of business on January 7, 2010, SEC rules permit management to vote proxies in their discretion on the proposed matter. If we receive notice of the shareholder proposal on or before the close of business on January 7, 2010, management can only vote proxies in their discretion if they advise shareholders in our 2010 proxy statement about the nature of the proposed matter and how management intends to vote on the matter.

OTHER MATTERS

Our board of directors is not aware of any other matters to be submitted at the annual meeting.  If any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote the shares they represent as the board of directors may recommend.

You are urged to sign and return your proxy promptly to make certain your shares will be voted at the annual meeting.  For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,
Stanley G. Sleve
Vice President – Administration and Corporate Secretary

February 27, 2009